UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 2, 2007
__________________________

GENIUS PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	0-27915	33-0852923
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2230 Broadway
Santa Monica, California 90404
(Address of Principal Executive Offices) (Zip Code)

(310) 453-1222
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On January 2, 2007, Genius Products, Inc. (the “Company”) paid a bonus to Bannon Strategic Advisors, Inc. (“Consultant”) in the amount of Two Hundred Thousand Dollars ($200,000) for services rendered in 2006 as a consultant to the Company.

The Compensation Committee of the Company also approved an additional bonus to Consultant for services rendered in 2006 as a consultant to the Company in the amount of Twenty-Five Thousand Dollars ($25,000), to be paid if and when such additional bonus is approved by the holders of a majority in interest of the Company’s Series W Preferred Stock.

Stephen K. Bannon, the Chairman of the Board of Directors of the Company, is affiliated with Consultant. As previously disclosed on a Current Report on Form 8-K filed by the Company on July 26, 2006, the Company and Consultant are parties to that certain Consulting Agreement, dated as of July 20, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER    DESCRIPTION

10.1	Consulting Agreement, dated as of July 20, 2006, by and between Genius Products, Inc. and Bannon Strategic Advisors, Inc. (1)

(1)	Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 26, 2006, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: March 8, 2007	By:	/s/ John P. Mueller

John P. Mueller Chief Financial Officer